United States

Securities And Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2007
White River Capital, Inc.
(Exact name of registrant as specified in its charter)
INDIANA	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1445 Brookville Way, Suite I, Indianapolis, Indiana		46239
(Address of principal executive offices)		(Zip Code)
(317) 806-2166
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 31, 2007, Donald A. Sherman resigned from the Board of Directors of White River Capital, Inc. (“White River”). On February 1, 2007, the Board of Directors of White River appointed Thomas C. Heagy as a new director to fill the vacancy created by the resignation of Mr. Sherman. Mr. Heagy’s appointment became effective on February 1, 2007, and he will serve until the 2007 annual meeting of shareholders or until his successor is duly elected and qualified. Mr. Heagy also was appointed to White River’s Audit Committee.

There are no arrangements or understandings between Mr. Heagy and any other persons pursuant to which he was selected as a director. Mr. Heagy is not a party to any transaction with White River that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

On February 5, 2007, White River issued a press release announcing Mr. Sherman's resignation and Mr. Heagy’s appointment to the Board of Directors. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 5, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 5, 2007	White River Capital, Inc.

	By:	/s/ Martin J. Szumski
Martin J. Szumski, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location
99.1	Press Release dated February 5, 2007	Attached

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